FOR IMMEDIATE RELEASE
May 12, 2016

Investor Contact:
Jackie Burka
Jackie_Burka@discovery.com
212-548-5642

Media Contact:
Tammy Shea
Tammy_Shea@discovery.com
240-662-6506

DISCOVERY COMMUNICATIONS TO REPORT SECOND QUARTER 2016 RESULTS ON TUESDAY, AUGUST 2

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report second quarter 2016 results on Tuesday, August 2, 2016, at 7:00 a.m. ET.  The company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-844-452-2811, or outside of the U.S. dial 1-574-990-9832, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately two hours after the completion of the call until August 16, 2016.  The replay can be accessed by phone in the U.S. at 1-855-859-2056 and outside of the U.S. at 1-404-537-3406 using the following passcode: 11349608. A replay of the audio webcast also will be available in the “Investor Relations” section of the company’s website.

About Discovery Communications
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the leader in global entertainment reaching 3 billion cumulative viewers in more than 220 countries and territories. Discovery satisfies curiosity, entertains and inspires viewers with high-quality content through global brands, led by Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as U.S. joint venture network OWN: Oprah Winfrey Network, and through the Discovery Digital Networks portfolio, including Seeker and SourceFed. Discovery owns Eurosport, the leading pan-regional sports entertainment destination across Europe and Asia-Pacific. Discovery also is a leading provider of educational products and services to schools, including an award-winning series of K-12 digital textbooks, through Discovery Education. For more information, please visit www.discoverycommunications.com.

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